Exhibit 99.1

      Volt Information Sciences Announces Second Quarter Results

    NEW YORK--(BUSINESS WIRE)--June 9, 2004--Volt Information Sciences, Inc. (NYSE:VOL) today reported financial results for the Company's second quarter and six months ended May 2, 2004.
    Volt will conduct a conference call webcast at 11:00 A.M. (EDT) today to discuss second quarter results. The conference call dial-in number is 1-888-677-5721 (domestic) or 1-773-756-4633 (international), passcode: Second Quarter. The conference call will be broadcast live over the Internet and can be accessed for the next 30 days at http://www.volt.com/investor/press_release.cfm.
    Attached is a summary of the Company's results of operations and the notes thereto. The notes are an integral part of the summary.

    Second Quarter - Fiscal 2004 Results

    For the second quarter of fiscal 2004 ended May 2, 2004, the Company reported net income of $13.8 million, or $0.90 per share, compared to a net loss of $0.4 million, or $0.03 per share, in the fiscal 2003 second quarter. Net sales increased by 18% to $477.2 million, compared to $403.4 million in last year's comparable quarter.
    The results of the 2004 second quarter included income from discontinued operations, net of taxes, of $9.5 million, or $0.62 per share, from the sale of real estate previously leased to the Company's formerly 59% owned subsidiary, Autologic Information International, Inc. The Company's interest in the subsidiary was sold in November 2001.
    The Company reported income from continuing operations of $4.3 million, or $0.28 per share, in the second quarter of 2004 compared to a loss from continuing operations of $0.4 million, or $0.03 per share, in the comparable fiscal 2003 quarter.

    Six Months - Fiscal 2004 Results

    For the first six-months of fiscal 2004, the Company reported net income, including the income from discontinued operations of $9.5 million in the second quarter, of $12.3 million, or $0.80 per share, on net sales of $889.9 million, compared to a net loss of $4.2 million, or $0.28 per share, on net sales of $755.9 million last year. The Company reported income from continuing operations of $2.7 million, or $0.18 per share, in the six months ended May 2, 2004, compared to a loss from continuing operations of $4.2 million, or $0.28 per share, in the comparable fiscal 2003 period.
    "The increase in revenue in each of our segments over the prior year's comparable quarter, as well the improvement in operating results, continue the trends seen in the first quarter. The combination of aggressive marketing, which has increased market share, the improvement of the economy and the continued concentration on control of overhead makes me optimistic regarding the second half of the fiscal year," commented William Shaw, Chairman and President of the Company. "Of particular significance," stated Mr. Shaw, "are the sustained increases in both sales and operating results of our two higher margin segments, Computer Systems and Telephone Directory. We are also extremely pleased by the doubling of operating profit and increase in bottom line margin percentages in the Staffing Services segment." Also of note, as explained below, during the quarter we completed an agreement to extend and increase our securitization financing through April, 2006. This increase in financing availability should easily meet working capital requirements for the next two years. In addition, we completed the extension of our revolving credit agreement through April 2005."

    Staffing Services

    Sales for this segment increased by 19% and operating profit increased by 96% compared with the 2003 second fiscal quarter, both divisions of this segment show improved results over the comparable fiscal 2003 quarter. The Technical Placement division increased operating profit by 39% and sales by 14%, while the Administrative and Industrial division, which continues to be burdened by increased unemployment and other local taxes, as well as intense competition, reduced its operating loss by 59% with a sales increase of 28%. The increased revenue of these divisions results from both the economic recovery of many of the divisions' existing customers as well as the addition of new customers. A decrease of overhead as a percentage of sales also contributed to the improved results. Of particular note is the continued growth of the VMC project management and consulting unit of the Technical Placement division, with double digit percentage increases in sales over both the second fiscal quarter of 2003 and the first quarter of this fiscal year.

    Computer Systems

    Increased gross margins and higher sales, resulting primarily from the growth of the segment's ASP directory assistance business, produced an operating profit of $5.9 million in the second fiscal quarter, compared with $3.2 million in the comparable quarter of 2003. The operator service business, including ASP revenue, reflected a 42% growth over the comparable 2003 quarter, and increased usage by existing customers as well as the addition of new business in the second half of the year should provide continued growth. Also contributing to the quarter's results was the 74% growth in operating profit of Maintech, the segment's IT services division, to slightly over $1.0 million. Operating profit margin for the segment increased to 22%, compared with 15% in second quarter of 2003. This increase in margins is the result of increases in ASP revenue not being matched by increased direct costs or overhead for that business.

    Telephone Directory

    A change in the publishing schedule, as well as an increase in sales for certain community directories, published by DataNational, were the primary reasons for the increase in sales. The segment's operating profit doubled compared to last year's comparable quarter as a result of the slight increase in sales and a 15% reduction in overhead primarily due to lower bad debt write offs. While DataNational's sales increased to $9.9 million from $7.6 million in last year's second quarter, and operating profit increased by $1.4 million, these increases were partially offset by a decline in sales of $1.6 million and profit of $0.7 million in the other three divisions of the segment.

    Telecommunication Services

    Although sales for this segment increased by $3.9 million compared to second quarter 2003 sales of $29.6 million, a decrease in gross margins of 4.7 percentage points resulted in only a slight decrease in the operating loss of the segment. The Business Systems division of the segment was the one bright spot, with revenue increasing to $15.4 million in this year's second quarter from $7.6 million in the second quarter of fiscal 2003 and $13.2 million in this year's first quarter, operating profit for the division was $1.7 million, compared to $0.1 million in the 2003 second quarter and $1.2 million in the 2004 first quarter. The other three divisions of the segment continued to show operating losses and a decline in sales, particularly in the Construction and Central Office divisions. Industry problems continue to result in lower capital spending and a margin squeeze.

    General Corporate Expenses

    General corporate expenses increased by $0.5 million, or 7.3%, over last year's second quarter, primarily as a result of increased spending for professional fees and corporate systems.

    Liquidity

    Cash and cash equivalents, excluding restricted cash, decreased to $38.0 million at May 2, 2004 from $43.2 million at November 2, 2003. As previously announced the Company has increased the capacity of its accounts receivable securitization facility to $150.0 million in anticipation of the potential of increased revenue and extended the term of the program by one year to April 2006. At May 2, 2004, the Company had sold a continuing participating interest in accounts receivable of $50.0 million under its securitization program, a reduction of $15.0 million from the end of the first quarter, and had the ability to finance up to an additional $100.0 million under the facility.
    In addition, the Company may borrow under a new $30.0 million revolving secured credit facility, under which borrowings are limited by a specific borrowing base (the entire $30.0 million was available on May 2, 2004). This revolver expires in April 2005. Subsequent to May 2, 2004, the Company borrowed two million British pounds ($3.6 million) under this facility.

    Volt Information Sciences, Inc. is a leading national provider of Staffing Services and Telecommunications and Information Solutions with a Fortune 100 customer base. Operating through a network of over 300 Volt Services Group branch offices, the Staffing Services segment fulfills IT and other technical, commercial and industrial placement requirements of its customers, on both a temporary and permanent basis. The Telecommunications and Information Solutions businesses, which includes the Telecommunications Services, Computer Systems and Telephone Directory segments, provide complete telephone directory production and directory publishing; a full spectrum of telecommunications construction, installation and engineering services; and advanced information and operator services systems for telephone companies. For additional information, please visit the Volt's web site at http://www.volt.com.

    This press release contains forward-looking statements which are subject to a number of known and unknown risks, including general economic, competitive and other business conditions, the degree and timing of customer utilization and the rate of renewals of contracts with the Company, that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements is contained in Company reports filed with the Securities and Exchange Commission. Copies of the Company's latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission and the New York Stock Exchange, are available without charge upon request to Volt Information Sciences, Inc., 560 Lexington Avenue, New York, New York 10022, 212-704-2400, Attention:
Shareholder Relations. These and other SEC filings by the Company are also available to the public over the Internet at the SEC's website at http://www.sec.gov and at the Company's website at http://www.volt.com in the Investor Information section.

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                    VOLT INFORMATION SCIENCES, INC.
                           AND SUBSIDIARIES
                         SUMMARY OF OPERATIONS
                              (UNAUDITED)

                         SECOND QUARTER ENDED       SIX MONTHS ENDED
                          May 2,      May 4,       May 2,       May 4,
                           2004        2003         2004         2003
                       ---------   ---------    ---------   ----------

                        (Dollars in thousands, except per share data)

Net sales              $477,242    $403,406     $889,923     $755,941
                       =========   =========    =========   ==========
Income (loss) from
 continuing operations
 before income taxes     $6,953       ($628)      $4,441      ($6,720)
Income tax (provision)
 benefit                 (2,702)        196       (1,711)       2,485
                       ---------   ---------    ---------   ----------
Income (loss) from
 continuing operations    4,251        (432)       2,730       (4,235)

Discontinued
 operations -sale of
 real estate --Note A     9,520           -        9,520            -
                       ---------   ---------    ---------   ----------
Net income (loss)       $13,771       ($432)     $12,250      ($4,235)
                       =========   =========    =========   ==========

                                     Per Share Data
Basic and Diluted:
   Income (loss) from
    continuing
    operations
    per share             $0.28      ($0.03)       $0.18       ($0.28)
   Discontinued
    operations
    -sale of real
    estate per
    share                  0.62           -         0.62            -
                       ---------   ---------    ---------   ----------
   Net income (loss)
    per share             $0.90      ($0.03)       $0.80       ($0.28)
                       =========   =========    =========   ==========
Weighted average
 number of shares
 outstanding - basic  15,223,545  15,217,415   15,222,586   15,217,415
                      ==========  ==========   ==========   ==========
Weighted average
 number of shares
 outstanding -
 diluted              15,335,804  15,217,415   15,313,164   15,217,415
                      ==========  ==========   ==========   ==========

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                    VOLT INFORMATION SCIENCES, INC.
                           AND SUBSIDIARIES
               CONDENSED CONSOLIDATED BALANCE SHEET DATA

                                             May 2,        November 2,
                                              2004               2003
                                        -----------        -----------
                                        (Unaudited)
Assets                                          (In thousands)
 Current Assets
  Cash and cash equivalents, including
   restricted cash of $24,937 (2004)
   and $18,870 (2003)-Note B               $62,919            $62,057
  Short-term investments                     4,206              4,149
  Trade receivables, net-Note B            367,794            313,946
  Inventories                               31,937             37,357
  Recoverable income taxes                                      2,596
  Deferred income taxes                      8,798              8,722
  Prepaid and other assets                  18,695             16,132
                                        -----------        -----------
 Total Current Assets                      494,349            444,959

 Property, plant and equipment, net         82,663             82,452
 Deposits and other assets                   1,509              2,300
 Intangible assets, net                      8,982              8,982
                                        -----------        -----------
 Total Assets                             $587,503           $538,693
                                        ===========        ===========

Liabilities and Stockholders' Equity
 Current Liabilities
  Notes payable to bank                     $3,997             $4,062
  Current portion of long-term debt            386                371
  Accounts payable                         168,662            153,979
  Accrued wages and commissions             48,038             45,834
  Accrued taxes other than income taxes     19,097             16,741
  Accrued interest and other accrued
   expenses                                 23,826             14,673
  Deferred income and other liabilities     33,929             27,665
  Income taxes payable                       2,266                  -
                                        -----------        -----------
 Total Current Liabilities                 300,201            263,325

 Accrued insurance                           4,012              4,098
 Long-term debt                             13,901             14,098
 Deferred income taxes                      15,198             15,252

 Stockholders' Equity                      254,191            241,920
                                        -----------        -----------
 Total Liabilities and
  Stockholders' Equity                    $587,503           $538,693
                                        ===========        ===========

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           VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
              SUMMARY OF RESULTS OF OPERATIONS BY SEGMENT
                              (UNAUDITED)

                           Three Months Ended       Six Months Ended
                          ---------   ---------  ---------- ----------
                             May 2,      May 4,      May 2,     May 4,
                              2004        2003        2004       2003
                          ---------   ---------  ---------- ----------
Net Sales:                              (Dollars in thousands)
----------
Staffing Services--Note C
 Traditional Staffing      $397,238   $317,625    $739,914   $599,211
 Managed Services           291,698    264,918     529,796    500,853
                           ---------  ---------  ---------- ----------
 Total Gross Sales          688,936    582,543   1,269,710  1,100,064
 Less: Non-Recourse
  Managed Services         (283,283)  (242,984)   (516,416)  (464,029)
                           ---------  ---------  ---------- ----------
Net Staffing Services       405,653    339,559     753,294    636,035
Telephone Directory          15,596     14,953      30,167     27,424
Telecommunications Services  33,508     29,633      63,404     55,490
Computer Systems             26,327     21,697      50,422     42,071
Elimination of inter-
 segment sales               (3,842)    (2,436)     (7,364)    (5,079)
                           ---------  ---------  ---------- ----------
Total Net Sales            $477,242   $403,406    $889,923   $755,941
                           =========  =========  ========== ==========

Income (Loss) from
 Continuing Operations
 Before Income Taxes
Staffing Services            $9,567     $4,880     $10,958     $3,534
Telephone Directory           1,400        658       3,385        456
Telecommunications Services    (817)      (890)     (2,719)    (1,053)
Computer Systems              5,866      3,182      10,389      5,574
                           ---------  ---------  ---------- ----------
Total Segment Operating
 Profit (Loss)               16,016      7,830      22,013      8,511

General corporate expenses   (7,633)    (7,111)    (15,193)   (12,952)
                           ---------  ---------  ---------- ----------
Total Operating Profit
 (Loss)                       8,383        719       6,820     (4,441)

Interest income and
 other expense                 (913)      (617)     (1,429)      (991)
Foreign exchange loss-net       (94)      (175)        (70)       (90)
Interest expense               (423)      (555)       (880)    (1,198)
                           ---------  ---------  ---------- ----------
Income (loss) from
 Continuing Operations
 Before Income Taxes         $6,953      ($628)     $4,441    ($6,720)
                           =========  =========  ========== ==========

Note A- The results of discontinued operations reflect the sale of real estate, in the second quarter of 2004, previously leased by the Company to its former 59% owned subsidiary, Autologic Information International, Inc., which interest was sold in November 2001. The cash transaction resulted in a $9.5 million gain, net of taxes of $4.6 million.

     B- Under certain contracts with customers, the Company manages the customers' alternative staffing requirements, including transactions between the customer and other staffing vendors ("associate vendors"). When payments to associate vendors are subject to the receipt of the customers' payment to the Company, the arrangements are considered non-recourse against the Company and revenue, other than management fees to the Company, is excluded from sales. Cash restricted to cover such obligations is included in cash and cash equivalents on the May 2, 2004 and November 2, 2003 balance sheets.

     C- Under an accounts receivable securitization program, the Company, through a 100%-owned consolidated special purpose subsidiary, sold a participation interest of $50.0 million out of pool approximating $218.2 million of receivables to an unaffiliated third party. The outstanding balance of the participation interest sold at November 2, 2003 was $70.0 million. Accordingly, the trade receivables included on the May 2, 2004 and November 2, 2003 balance sheets have been reduced to reflect the $50.0 million and $70.0 million participation interest sold, respectively.

        In April 2004, the Company increased the maximum capacity of the securitization program from $100.0 million to $150 million and extended the terms of the program by one year to April 2006.

    CONTACT: Volt Information Sciences, Inc.
             James J. Groberg/Ron Kochman
             212-704-2400
             voltinvest@volt.com